Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258136

Prospectus Supplement
(To Prospectus dated August 27, 2021)

American Virtual Cloud Technologies, Inc.

833,334 Shares of Common Stock Underlying Series B Warrant

American Virtual Cloud Technologies, Inc. (the “Company” or “we”) is offering (the “Offering”) 833,334 additional shares of our common stock (the “Common Stock”) underlying a Series B warrant issued on November 5, 2021 (the “Series B Warrant”) pursuant to this prospectus supplement.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “AVCT.” The last reported sale price of our Common Stock on December 28, 2021 was $2.39 per share.

Investing in our securities involves certain risks. See the risk factors in our most recent Annual Report on Form 10-K filed on March 31, 2021, as amended, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2021

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the Placement Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta GA 30309, telephone number (404) 234-3098.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

Unless the context otherwise requires, the terms “AVCT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to American Virtual Cloud Technologies, Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were incorporated, in Delaware, as Pensare Acquisition Corp, a special purpose acquisition company (“SPAC”) on April 7, 2016 for the purpose of entering into one or more mergers, share exchanges, asset acquisitions, stock purchases, recapitalizations, reorganizations or other similar business combinations with one or more target businesses.

On April 7, 2020, we consummated a business combination transaction (the “Computex Business Combination”) in which we acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. The Computex Business Combination was consummated pursuant to the terms of an amended agreement originally entered into on July 25, 2019. In connection with the closing of the Computex Business Combination, the Company changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, we acquired the Kandy Communications business (hereafter referred to as “Kandy” or “Kandy Communications”) from Ribbon Communications, Inc. and certain of its affiliates (“Ribbon”), by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC.

Recent Developments

On September 16, 2021, we issued a press release announcing that as a result of the decision by the Company’s Board of Directors to explore strategic alternatives announced April 7, 2021, the Board had authorized the Company to focus its strategy on acquisitions and organic growth in its cloud technologies business as well as to explore strategic opportunities for its IT solutions business, including the planned divestiture of Computex Technology Group (Computex). The Company further announced that the process that was established upon receipt of the Company’s previously announced non-binding proposal did not result in the submission of a definitive offer, and that it had completed the conversion of $133.9 million of outstanding debentures into 38.8 million common shares which had been registered for resale.

On November 5, 2021, we consummated (the “Closing”) the transactions contemplated by the securities purchase agreement, dated as of November 2, 2021 (the “Purchase Agreement”), between the Company and the buyer set forth on the signature page thereto (the “Buyer”).

At the Closing, the Company issued to the Buyer, in addition to 2,500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (i) a warrant to purchase, initially, up to 5,000,000 shares of Common Stock, as described below (the “Series A Warrant” and, collectively with the Series B Warrant, the “Warrants”) and (ii) the Series B Warrant to purchase, initially, up to 2,500,000 shares of Common Stock. The Series A Warrant and the Series B Warrant each was immediately exercisable at an initial exercise price of $2.00 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions). The Series A Warrant and Series B Warrant will expire on November 5, 2026 and November 5, 2023, respectively. Commencing on November 15, 2021, the Company will have the right to force the Buyer to exercise the Series B Warrant in the event shares of Common Stock trade at or above $2.40 per share for a period of five consecutive trading days, subject to certain conditions, including equity conditions. Initially, the Series A Warrant was only exercisable for 2,500,000 shares of Common Stock, but upon any exercise of the Series B Warrant, the number of shares issuable upon exercise of the Series A Warrant will be increased by the number of shares of Common Stock issued upon exercise of the Series B Warrant.

Also at the Closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer. Pursuant to the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC within 30 days following the Closing a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Series A Warrant (the “Registrable Securities”), and to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable. If the registration statement was not filed within 30 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay to the Buyer an amount in cash equal to 1% of the Buyer’s “Effective Purchase Price” (as defined in the Registration Rights Agreement) until the applicable event giving rise to such payments is cured, subject to a cap of 10% of the Buyer’s Effective Purchase Price. The registration statement was filed on December 3, 2021, and was declared effective on December 9, 2021. The Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides the Buyer with customary “piggyback” registration rights.

On December 2, 2021, the Company entered into a Credit Agreement (the “Credit Agreement”) with Monroe Capital Management Advisors, LLC (“Administrative Agent”) and the lenders party thereto. The Credit Agreement provides for a $27,000,000 term loan facility (the “Credit Facility”), which matures on the earlier of (i) December 2, 2022, and (ii) the date on which the Company consummates a sale of Computex. The Company is required to comply with certain sale milestone terms, conditions and timeframes for its consummation of the sale of Computex. The Company is required to use the proceeds of the term loans solely to repay debt under that certain credit agreement, dated as of December 18, 2017 (as amended, the “Prior Credit Agreement”), by and among Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), the Company, certain domestic subsidiaries of the Company and Comerica Bank, as lender, for working capital purposes, and for other general business purposes.

In connection with the closing of the Credit Facility and pursuant to a subscription agreement, the Company issued to certain funds affiliated with Monroe Capital (the “Holders”) warrants to purchase, in the aggregate, up to 2,508,352 shares of Common Stock (the “Monroe Warrants”). The number of shares of Common Stock issuable upon exercise of the Monroe Warrants is subject to, in addition to customary adjustments for stock dividends, stock splits, reclassifications and the like, adjustment for certain issuances (or deemed issuances) of common stock at a price per share below $1.564 while the Monroe Warrants are outstanding, such that the Monroe Warrants will remain exercisable for, in the aggregate, approximately 2.5% of the total number of shares of Common Stock outstanding, calculated on a fully-diluted basis. The Monroe Warrants are immediately exercisable and will expire on January 31, 2029.

Also on December 2, 2021, in connection with the closing of the Credit Facility, the Company entered into an amendment and waiver (the “Amendment”) with the Buyer under the Purchase Agreement. Pursuant to the Amendment, the Buyer waived certain of its rights under the Purchase Agreement related to the issuance of the Monroe Warrants (and any underlying shares of Common Stock), including standstill and preemptive rights under the Purchase Agreement. The Buyer also agreed that the issuance of shares of Common Stock pursuant to the Monroe Warrants, subject to a cap of 5,016,704 shares (subject to adjustment for stock splits and similar events), would not result in any adjustment to the exercise price of the Series A Warrant and Series B Warrant (except as set forth in the following sentence). Also pursuant to the Amendment, the Company lowered the per share exercise price of the Series A Warrant and Series B Warrant from $2.00 to $1.50, which resulted in an adjustment in the number of shares of Common Stock currently issuable upon exercise of each of the Series A Warrant and Series B Warrant from 2,500,000 to 3,333,334. In consideration of the waivers by the Buyer in the Amendment, on December 2, 2021 the Company issued to the Buyer a warrant to purchase up to 1,500,000 shares of Common Stock, at an exercise price of $0.0001 per share (the “Series C Warrant”). The Series C Warrant was immediately exercisable, and was subsequently exercised in full. This prospectus supplement is being filed to register the issuance of the additional 833,334 shares of Common Stock issuable upon exercise of the Series B Warrant as a result of the adjustment to the number of shares issuable upon exercise of the Series B Warrant as a result of the Amendment.

On December 15, 2021, the Company consummated (the “December Closing”) the transactions contemplated by the securities purchase agreement, dated as of December 13, 2021 (the “December Purchase Agreement”), between the Company and the Buyer.

At the December Closing, the Company issued to the Buyer (i) a warrant (the “Series D Warrant”) to purchase up to 15,625,000 shares of Common Stock, in a private placement (the “Private Placement”); and (ii) an aggregate of 7,840,000 shares of Common Stock (the “Common Shares”), and 12,456 shares (the “Preferred Shares”) of the

Company’s newly-designated Series A convertible preferred stock (the “Series A Preferred”) with a stated value of $1,000 per share, initially convertible into 7,785,000 shares of Common Stock at a conversion price of $1.60 per share, in a registered direct offering (the “Public Offering”). The aggregate purchase price paid by the Buyer at the December Closing for the Common Shares, the Preferred Shares and the Series D Warrant was $25,000,000.

The Series D Warrant has an exercise price of $2.00 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions). The Series D Warrant is immediately exercisable, and will expire on December 15, 2026. The Company will have the right to force the Buyer to exercise the Series D Warrant in the event the volume weighted average closing price of the Common Stock is at or above $5.00 per share for a period of three consecutive trading days, subject to certain conditions, including equity conditions.

The Series A Preferred will be convertible into Common Stock at the election of the holder at any time at an initial conversion price of $1.60 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). No dividends will be payable on the Series A Preferred, except that holders of Series A Preferred would be entitled to receive any dividends paid on account of the Common Stock, on an as-converted basis. The holders of Series A Preferred have no voting rights on account of the Series A Preferred, other than with respect to certain matters affecting the rights of the Series A Preferred.

Also at the December Closing, the Company entered into a registration rights agreement (the “December Registration Rights Agreement”) with the Buyer. Pursuant to the terms of the December Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 30 days following the December Closing a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Series D Warrants, and to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable. If the registration statement is not filed within 30 days after the December Closing or is not declared effective by the applicable deadline set forth in the December Registration Rights Agreement, or under certain other circumstances described in the December Registration Rights Agreement, then the Company shall be obligated to pay to the Buyer an amount in cash equal to 1% of the Buyer’s “Effective Purchase Price” (as defined in the December Registration Rights Agreement) until the applicable event giving rise to such payments is cured, subject to a cap of 10% of the Buyer’s Effective Purchase Price. The December Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides the Buyer with customary “piggyback” registration rights.

Principal Offices

Our principal executive offices are located at 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, and the telephone number is (404) 239-2863. Information about us is available on our website https://www.avctechnologies.com/. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

THE OFFERING

Common stock we are offering:	833,334 shares of common stock issuable upon the exercise of the Series B Warrant
Common stock to be outstanding after this offering:	87,049,106 shares
Offering Price:	The Series B Warrant was issued to the Buyer pursuant to the Purchase Agreement and the Amendment.
Use of Proceeds:

We estimate the net proceeds to us if the Series B Warrant is exercised with respect to all of the additional 833,334 shares of Common Stock being registered pursuant to this prospectus would be approximately $1.2 million. We intend to use any such net proceeds for general corporate purposes, including working capital. See “Use of Proceeds.”

Forced Exercise of Series B Warrant:

We have the right to require any holder of Series B Warrant to exercise the warrants, in whole or in part, if the volume weighted average price of our common stock exceeds $2.40 for a period of five trading days prior to the expiration of the Series B Warrant, subject to certain trading volume and other conditions.

Prohibitions on subsequent equity sale transactions:

In connection with the terms of this offering, we have agreed not to issue or announce the issuance of any shares of common stock or securities convertible into or exercisable for common stock, subject to certain exceptions, for a period ending 60 days after the closing of this offering and after the effective date of any forced exercise of the Series B Warrant; provided that during the second 30-day period within any such 60-day period we may sell shares of common stock or convertible securities, at a purchase price of $2.70 per share or above.

Nasdaq Capital Market Symbol:	AVCT
Risk Factors:

An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Unless we indicate otherwise, all information in this prospectus is based on 87,049,106 shares of Common Stock outstanding as of December 27, 2021, and excludes, as of that date:

•        Approximately 5,935,675 shares of our common stock issuable upon the exercise of outstanding penny warrants;

•        Approximately 26,712,500 shares of our common stock issuable upon the exercise of outstanding warrants with an exercise price of $11.50 per share;

•        5,133,333 shares of our common stock underlying Series A Warrant with an exercise price of $1.50 per share;

•        1,533,333 shares of our common stock underlying the Series B Warrant sold in a previous offering with an exercise price of $1.50 per share;

•        2,508,352 shares of our common stock underlying warrants issued on December 2, 2021 to certain funds affiliated with Monroe Capital with an exercise price of $0.0001 per share;

•        15,625,000 shares of our common stock underlying the Series D Warrant with an exercise price of $2.00 per share; and

•        Approximately 3,695,000 shares of our common stock issuable upon the vesting of restricted stock units.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering to repay certain of our outstanding indebtedness and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-6 for additional information. Other than as described in “Use of Proceeds,” we have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

USE OF PROCEEDS

We estimate the net proceeds to us if the Series B Warrant is exercised with respect to all of the additional 833,334 shares of Common Stock being registered pursuant to this prospectus would be approximately $1.2 million. We intend to use any such net proceeds for general corporate purposes, including working capital. The timing and amount of our actual expenditures will be based on many factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2021 (in thousands, except share and per share data).

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

As of September 30, 2021
($ in thousands)	Actual
Cash and cash equivalents	$4,201

Total liabilities	64,399

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 authorized; none issued and outstanding	—
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 65,228,070 shares issued and outstanding at September 30, 2021	7
Additional paid-in capital	178,370
Accumulated deficit	(118,292)
Total stockholders’ equity	$60,085

PLAN OF DISTRIBUTION

The Series B Warrant was issued to the Buyer pursuant to the Purchase Agreement. As a result of the transactions contemplated by the Amendment, the number of shares of Common Stock issuable upon exercise of the Series B Warrant was increased from 2,500,000 to 3,333,334. The additional 833,334 shares of Common Stock issuable upon exercise of the Series B Warrant as a result of such adjustment are being offered pursuant to this prospectus.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 833,334 shares of our common stock issuable upon exercise of the Series B Warrant, at an exercise price of $1.50 per share.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer — Common Stock” beginning on page 10 of the accompanying prospectus.

Series B Warrant

The following is a summary of the material terms and provisions of the Series B Warrant. This summary is subject to and qualified in its entirety by the form of the Series B Warrant, as amended by the Amendment, which have been provided to the investors in this offering and which have been filed with the SEC as exhibits to Current Reports on Form 8-K filed on November 8, 2021 and December 3, 2021, respectively, and are incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B Warrant for a complete description of the terms and conditions of the Series B Warrant.

Duration and Exercise Price.    The Series B Warrant has an exercise price of $1.50 per share. The Series B Warrant is immediately exercisable and have a term of two years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Series B Warrant will be issued in certificated form only.

Exercisability.    The investor warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 9.99% of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may decrease or increase the amount of ownership of outstanding shares of common stock after exercising the holder’s common warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Forced Exercise.    We have the right to require any holder of Series B Warrant to exercise the warrants, in whole or in part, if the volume weighted average price of our common stock exceeds $2.40 for a period of five trading days prior to the expiration of the Series B Warrant, subject to certain trading volume and other conditions.

Transferability.    Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of such warrant to us together with the appropriate instruments of transfer.

Exchange Listing.    There is no trading market available for the Series B Warrant on any securities exchange or nationally recognized trading system. We do not intend to list or quote the Series B Warrant on any securities exchange or nationally recognized trading system.

Right as a Stockholder.    Except as otherwise provided in the Series B Warrant or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fundamental Transaction.    We are not permitted to enter into a fundamental transaction, as described in the Series B Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, unless the successor entity in the fundamental transaction is a publicly-traded company whose common stock is listed on an eligible market and assumes in writing all of our obligations under the Series B Warrant. In connection with certain types of fundamental transactions, each holder of a Series B Warrant has the right to receive, upon the consummation of such transaction, the Black Scholes Value of the holder’s Series B Warrant, as calculated in the Series B Warrant.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for AVCT is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

Listing

AVCT Common Stock is listed on Nasdaq under the symbol “AVCT”.

LEGAL MATTERS

The validity of the securities offered by this prospectus were passed upon for us by Greenberg Traurig, LLP (“Greenberg Traurig”).

EXPERTS

The consolidated financial statements of AVCT as of December 31, 2020, and for each of the periods in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of UHY LLP (“UHY”), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.      our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended;

2.      our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed with the SEC on August 12, 2021;

3.       our Current Reports on Form 8-K filed with the SEC on January 21, 2021; January 27, 2021; February 12, 2021; March 5, 2021; April 7, 2021; April 9, 2021; May 12, 2021; June 25, 2021; July 22, 2021; September 3, 2021; September 17, 2021; October 6, 2021; November 2, 2021; November 5, 2021; December 2, 2021; December 7, 2021; December 9, 2021; December 13, 2021; December 16, 2021; and December 29, 2021; and

4.      the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on July 26, 2017, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting our Controller, at American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, or by telephone at (404) 239-2863. Information about us is also available at our website at www.avctechnologies.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Prospectus

American Virtual Cloud Technologies, Inc.

____________________________

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $100,000,000:

•        common stock;

•        preferred stock;

•        warrants to purchase our securities;

•        subscription rights to purchase any of the foregoing securities;

•        secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•        units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “AVCT.” If we decide to seek a listing of any preferred stock, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

As of August 23, 2021, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $16.6 million, based on 20,427,452 shares of outstanding common stock, of which approximately 3,691,000 shares were held by non-affiliates, and a closing sale price of our common stock of $4.49 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 27, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of American Virtual Cloud Technologies, Inc. and its subsidiaries. Unless the context otherwise requires, the terms “AVCT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to American Virtual Cloud Technologies, Inc.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were incorporated, in Delaware, as Pensare Acquisition Corp, a special purpose acquisition company (“SPAC”) on April 7, 2016 for the purpose of entering into one or more mergers, share exchanges, asset acquisitions, stock purchases, recapitalizations, reorganizations or other similar business combinations with one or more target businesses.

On April 7, 2020, we consummated a business combination transaction (the “Computex Business Combination”) in which we acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. The Computex Business Combination was consummated pursuant to the terms of an amended agreement originally entered into on July 25, 2019. In connection with the closing of the Computex Business Combination, the Company changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, we acquired the Kandy Communications business (hereafter referred to as “Kandy” or “Kandy Communications”) from Ribbon Communications, Inc. and certain of its affiliates (“Ribbon”), by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC.

Kandy Communications

As a provider of cloud-based enterprise services, Kandy deploys a global carrier grade cloud communication platform that supports the digital and cloud transformation of mid-market and enterprise customers across any device, on any network, in any location. Based on a powerful, proprietary multi-tenant, highly scalable, and secure cloud platform, our platform supports unified communications as a service (“UCaaS”), communications platform as a service (“CPaaS”) and contact center as a service (“CCaaS”) including pre-built customer engagement tools, based on web real-time communication technology (“WebRTC technology”) enabling frictionless communications. Further, we support rapid service creation and multiple go to market models including white labelling, multi-tier channel distribution, enterprise direct, and self-service via our SaaS (software as a service) web portals.

Our cloud-based, real-time communications platform, enables service providers, enterprises, software vendors, systems integrators, partners and developers to enrich their applications and their services with real-time contextual communications empowering the API (Application Programming Interface) economy. With Kandy’s platform, companies of various sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes, providing a more engaging user experience.

While the cloud communications business is focused on highly complex, medium and large enterprise deployments, the customer experience is augmented by our managed services capabilities. In addition, our strategic partnerships with companies such as AT&T, IBM, and Etisalat give us access to a marquee customer base and the ability to sell end to end solutions.

Computex

Our Computex subsidiary, which has been in business for over 30 years, is an award-winning multi-brand technology solutions provider to small, midsize and large global customers. With a team of talented architects and engineers who specialize in the delivery of private and hybrid data centers, enterprise networking solutions, cloud, cybersecurity, managed services and unified communications, we provide a comprehensive and integrated set of technology solutions, along with an extensive hardware, software and value-added service offering. Our managed services and managed security services provide customers 24x7 access to a world class service desk, network operations centers and security operations center through which we maintain, upgrade and troubleshoot IT systems. Our security operations center (“SOC”) provides comprehensive cybersecurity services to proactively protect customers from cyber threats and, in case of a breach, our managed detection and response services provide incident response, remediation and recovery services. The breadth of this offering enables us to offer our customers a complete technology solution. We design best-fit solutions for our customers, based on a thorough assessment of their needs. Leveraging our relationships with industry leading technology partners, we also assist our customers with the procurement of suitable hardware and software to fit their customized needs.

Our hardware offerings are sourced from a network of leading manufacturers, and include data storage, desktops, servers, and other hardware.

Third party software and maintenance offerings include licensing, licensing management, software solutions and other services. We offer a full suite of value-added services, which typically are delivered as part of a complete technology solution, to help our customers meet their specific needs. Our solutions range from configuration services for computer devices to fully integrated solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. We also offer complementary offerings such as installations, warranty services and certain managed services including remote network services and data center monitoring. We believe our software and service offerings are important growth areas for us.

Our professional and managed services include managed IT services, virtualization, storage, networking and data center services. As part of these services, we offer customized solutions for business continuity, back-up and recovery, capacity on-demand, regulatory compliance and data center best practice methodologies as well as infrastructure as a service (“IaaS”) and software as a service (“SaaS”). Our customers utilize our solutions to optimize their current and planned investments in IT infrastructure and data centers. We believe the breadth of our service offering and our consultative approach to working with our clients distinguishes us from other providers.

We believe Computex is well-diversified across verticals (industries), technology solutions offerings and procurement partners from whom we procure products and software for resale. Our sales teams consist of seasoned account executives and regionally focused sales support teams who work within assigned territories to provide customized solutions to our customers. Our sales teams are supported by industry leading technologists who design end to end solutions and who take projects from design, to implementation, to management. Leveraging an extensive network of OEMs and distributors, we are able to direct-sell a diverse selection of products and software to our growing customer base in the form of packaged software or as licensed products and services.

We have developed an infrastructure that enables us to deliver our IT solutions on a service-agnostic basis as to technology platform and location, through a flexible, customer-focused delivery model which spans three datacenter environments (customer-owned, co-location, and the cloud). By optimizing our customers’ use of secure, energy efficient and reliable data centers combined with a comprehensive suite of related IT infrastructure services, we are able to offer our customers highly customized solutions that address their needs for data center availability, data management, data security, business continuity disaster recovery and data center consolidation, as well as a variety of other related managed services.

Recent Developments

On April 7, 2021, we issued a press release announcing that we received an unsolicited non-binding proposal, subject to certain conditions, to acquire all of the issued and outstanding shares of common stock of the Company (on an as-converted and as-exercised basis) for a price of approximately $9.00 per share. As a result, the Board of Directors determined to commence a process to explore, review and evaluate a range of potential strategic alternatives available to the Company, including the unsolicited acquisition proposal, and hired financial advisors to assist in this process. The Company’s Board of Directors has not set a timetable for this process nor has it made any decisions related to strategic alternatives, including the unsolicited proposal, at this time. No assurance can be given that the Company’s exploration of strategic alternatives, including the unsolicited proposal, will result in any change in strategy, any discussions regarding a transaction or a transaction being entered into or consummated, or if a transaction is undertaken, as to its terms, structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives.

On July 22, 2021, we announced that Xavier Williams and Michael Dennis had departed their positions as Chief Executive Officer and Chief Operating Officer, respectively, and that Darrell J. Mays, a member of the Board of Directors, had been appointed Chief Executive Officer, Kevin Keough had been appointed President, Lawrence Mock had been appointed Chairman of the Board, and Dr. Robert Willis had been appointed to the Board of Directors and as a Vice Chairman of the Board. Mr. Mock, Mr. Mays and Dr. Willis are currently Managing Partners, and Mr. Keough is currently a Managing Director, at Navigation Capital Partners, an affiliate of the Company’s largest stockholder.

Private Placements

Series A Offering

On April 3, 2020, AVCT and certain investors (the “Series A PIPE Investors”) entered into a Securities Purchase Agreement (the “April Securities Purchase Agreement”), pursuant to which the Series A PIPE Investors agreed to purchase, and we agreed to sell to the Series A PIPE Investors, units of securities (the “Series A Units”), each Series A Unit consisting of (i) $1,000 in principal amount of the convertible debentures (the “Series A Debentures”) and (ii) one warrant to purchase 100 shares of our common stock at an exercise price of $0.01 per whole share (the “Penny Warrants”). Pursuant to the terms of the April Securities Purchase Agreement, we issued to the Series A PIPE Investors approximately 43,169 Series A Units at the Closing (as defined in the April Securities Purchase Agreement).

Pursuant to the April Securities Purchase Agreement, we issued to the Series A PIPE Investors the Series A Debentures having an aggregate principal amount of approximately $43.2 million (including $3.0 million in aggregate principal amount issued as part of Series A Units sold to MasTec, $20.0 million in aggregate principal amount issued as part of Series A Units issued to Holdings pursuant to the terms of the Business Combination Agreement and approximately $8.6 million in aggregate principal amount issued to the Sponsor as part of Series A Units issued in exchange for the cancellation of indebtedness previously incurred by the Company to the Sponsor). The Series A Debentures bear interest at a rate of 10% per annum, payable quarterly on the last day of each calendar quarter in the form of additional Series A Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Series A Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after October 7, 2022, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Series A Debentures).

Each Series A Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of our common stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions). The Series A Debentures are subject to mandatory conversion if the closing price of the common stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period (which condition has been satisfied), subject to the satisfaction of certain other conditions. The Series A Debentures are subordinated to all Senior Indebtedness (as defined in the Series A Debentures), including indebtedness under the Credit Agreement.

At the Closing, we issued to Series A PIPE Investors the Penny Warrants to purchase an aggregate of up to 4,316,936 shares of our common stock (including Penny Warrants to purchase up to 2,000,000 shares, 856,561 shares, and 300,000 shares of our common stock issued to Holdings, the Sponsor and MasTec, respectively, as part of the Series A Units issued to them), at an exercise price of $0.01 per share. The Penny Warrants are exercisable at any time through the fifth anniversary of the date of issuance. The number of shares issuable upon exercise of each Penny Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

Series A-1 PIPE

Effective as of December 1, 2020 (the “Closing Date”), we entered into an Amended and Restated Purchase Agreement (the “A&R Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), and consummated the transactions contemplated by the A&R Purchase Agreement (the “Closing”). The A&R Purchase Agreement amends and restates in its entirety the Purchase Agreement entered into on August 5, 2020, by AVCT and the Ribbon Parties (the “Original Purchase Agreement”), which Original Purchase Agreement was described in the Current Report on Form 8-K filed by AVCT on August 11, 2020. At the Closing, AVCT purchased the Sellers’ cloud-based enterprise services business (also known as the Kandy

Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

The A&R Purchase Agreement revised the Original Purchase Agreement by, among other things, changing the consideration payable by AVCT to Ribbon from 13.0 million shares of AVCT’s common stock (“Common Stock”) to $45.0 million, subject to certain adjustments, in the form of units of AVCT’s securities (“Units”), each Unit consisting of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (the “Series A-1 Debentures”) and (ii) a Penny Warrant. At the Closing, AVCT issued to Ribbon Series A-1 Debentures with an aggregate original principal amount of approximately $43.8 million and Penny Warrants exercisable for 4,377,800 shares of Common Stock.

The Series A-1 Debentures bear interest at a rate of 10% per annum, accruing quarterly on the last day of each calendar quarter and added to the principal amount of the Series A-1 Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Series A-1 Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after June 1, 2023, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Series A-1 Debentures). Each Series A-1 Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of Common Stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Series A-1 Debentures are subject to mandatory conversion if the closing price of the Common Stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period (which condition has been satisfied), subject to the satisfaction of certain other conditions. The Series A-1 Debentures are subordinated to all Senior Indebtedness (as defined in the Series A-1 Debentures), including indebtedness under the Credit Agreement (as defined below).

Also on the Closing Date, AVCT entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SPAC Opportunity Partners Investment Sub LLC (the “Initial Investor”) purchased, in a private placement on the Closing Date, 10,000 Units for an aggregate purchase price of $10.0 million, and AVCT was authorized to sell up to an additional 50,000 Units in one or more additional closings on or before May 24, 2021 (collectively, the “PIPE”). The Initial Investor, which is an affiliate of Lawrence Mock, the Vice Chairman of AVCT and a significant stockholder of the Company, and an affiliate of Darrell Mays, the Chairman of AVCT’s Board of Directors and a significant stockholder of the Company, agreed that if the total number of Units sold pursuant to the Securities Purchase Agreement as of such date were less than 35,000, it would purchase such number of additional Units as is necessary to result in AVCT selling a total of 35,000 Units pursuant to the Securities Purchase Agreement, subject to customary closing conditions. On May 27, 2021, the Initial Investor purchased 7,990 Units in satisfaction of such obligation. The Series A-1 Debentures and Penny Warrants issued and issuable pursuant to the Securities Purchase Agreement are substantially the same as those issued to Ribbon pursuant to the A&R Purchase Agreement, and the Company’s obligations under the Series A-1 Debentures issued pursuant to the Securities Purchase Agreement are guaranteed by AVCT’s subsidiaries pursuant to a Guaranty in the same form as the Guaranty issued to Ribbon.

Principal Offices

Our principal executive offices are located at 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, and the telephone number is (404) 239-2863. Information about us is available on our website https://www.avctechnologies.com/. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•        a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•        purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•        ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•        the terms of the offering;

•        the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•        the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•        any delayed delivery requirements;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•        any discounts or concessions allowed or re-allowed or paid to dealers; and

•        any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•        at a fixed price or prices, which may be changed;

•        in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

•        at prices related to such prevailing market prices; or

•        at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our bylaws, as amended, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 505,000,000, of which 500,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

•        common stock;

•        preferred stock;

•        warrants to purchase our securities;

•        subscription rights to purchase our securities;

•        secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•        units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of July 22, 2021, there were 20,302,452 shares of common stock issued and outstanding, held of record by approximately 21 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law. Our certificate of incorporation, as amended, does not provide for cumulative voting.

Election of Directors

Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a thirty-five percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “AVCT”. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, to issue up to 5,000,000 shares of Preferred Stock of the par value of $0.0001 per share. Any accrued but unpaid dividends on the shares of Preferred Stock to be converted shall also be converted into shares of our Common Stock at the conversion price in effect at the time of conversion. As of July 22, 2021, there are no shares of Preferred Stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•        the title and stated value;

•        the number of shares we are offering;

•        the liquidation preference per share;

•        the purchase price;

•        the dividend rate, period and payment date and method of calculation for dividends;

•        whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•        any contractual limitations on our ability to declare, set aside or pay any dividends;

•        the procedures for any auction and remarketing, if any;

•        the provisions for a sinking fund, if any;

•        the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•        any listing of the preferred stock on any securities exchange or market;

•        whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•        whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•        voting rights, if any, of the preferred stock;

•        preemptive rights, if any;

•        restrictions on transfer, sale or other assignment, if any;

•        whether interests in the preferred stock will be represented by depositary shares;

•        a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•        any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

AVCT currently has issued and outstanding warrants to purchase 34,590,300 shares of Common Stock at an average exercise price of $8.88 per share.

We may issue additional warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•        the title of the warrants;

•        the price or prices at which the warrants will be issued;

•        the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•        the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•        the aggregate number of warrants;

•        any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•        the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•        if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•        a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•        the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•        the maximum or minimum number of warrants that may be exercised at any time;

•        information with respect to book-entry procedures, if any; and

•        any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.    Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•        the date of determining the security holders entitled to the rights distribution;

•        the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•        the exercise price;

•        the conditions to completion of the rights offering;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•        any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•        the title of debt securities and whether the debt securities are senior or subordinated;

•        any limit on the aggregate principal amount of debt securities of such series;

•        the percentage of the principal amount at which the debt securities of any series will be issued;

•        the ability to issue additional debt securities of the same series;

•        the purchase price for the debt securities and the denominations of the debt securities;

•        the specific designation of the series of debt securities being offered;

•        the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•        the basis for calculating interest;

•        the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•        the duration of any deferral period, including the period during which interest payment periods may be extended;

•        whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•        the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•        the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•        the rate or rates of amortization of the debt securities;

•        any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•        if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•        if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•        our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•        the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•        the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•        any restriction or condition on the transferability of the debt securities of a particular series;

•        the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•        the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•        provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•        any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•        any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•        the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•        what subordination provisions will apply to the debt securities;

•        the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•        whether we are issuing the debt securities in whole or in part in global form;

•        any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•        the depositary for global or certificated debt securities, if any;

•        any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•        any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•        the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•        to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•        if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•        the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•        if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•        any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•        the title of the series of units;

•        identification and description of the separate constituent securities comprising the units;

•        the price or prices at which the units will be issued;

•        the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•        a discussion of certain United States federal income tax considerations applicable to the units; and

•        any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of American Virtual Cloud Technologies, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of UHY LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.      our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended;

2.      our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed with the SEC on August 12, 2021;

3.      our Current Reports on Form 8-K filed with the SEC on January 21, 2021; January 27, 2021; February 12, 2021; March 5, 2021; April 7, 2021; April 9, 2021; May 12, 2021; June 25, 2021; and July 22, 2021; and

4.      the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on July 26, 2017, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Secretary, at American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, or by telephone at (404) 239-2863. Information about us is also available at our website at www.avctechnologies.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

American Virtual Cloud Technologies, Inc.

$100,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
DEBT SECURITIES
UNITS

August 27, 2021